UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2017

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2017, Egalet Corporation (the “Company”) and its wholly-owned subsidiaries, Egalet Ltd. and Egalet US Inc. (collectively with the Company, “Egalet”), entered into a Drug Product Manufacturing Services Agreement (the “Agreement”) with Halo Pharmaceutical, Inc. (“Halo”) pursuant to which Egalet engaged Halo to provide certain services related to the manufacture and supply of ARYMOTM ER tablets (the “Product”) for the Company’s commercial use in the United States.

Egalet is obligated to purchase all of its requirements for the Product from Halo through 2019, and seventy-five percent of its requirements thereafter, subject to certain limited exceptions.  Egalet will purchase the Product pursuant to binding purchase orders at a fixed price based on dosage strength, with specified percentage rebates for annual volumes of Products ordered over a specified amount.   In addition, Egalet has agreed to purchase certain minimum amounts of manufacturing and additional services per calendar quarter from Halo over the term of the Agreement (the “Quarterly Minimum”).  If Egalet fails to meet the Quarterly Minimum, it will be required to pay to Halo the resulting shortfall.

The term of the Agreement is five years from the date of Egalet’s first firm order for Product.  The Agreement will automatically extend for successive two-year renewal terms unless either party gives six (6) months prior written notice of its intention to terminate the Agreement.

Either party may terminate the Agreement upon written notice as a result of a material breach of the Agreement that remains uncured for a period of thirty days, or in certain circumstances, sixty days, following written notice of the material breach.  Additionally, either party may terminate the Agreement immediately if the other party is declared insolvent or bankrupt by a court of competent jurisdiction, if the other party files a voluntary petition in bankruptcy in any court of competent jurisdiction, or if the Agreement is assigned by the other party for the benefit of creditors.  Egalet may terminate the Agreement on thirty days’ prior written notice if Egalet is prevented from commercializing the Product in the United States due to actions or objections of a regulatory authority, or if Egalet elects to discontinue selling or otherwise withdraws the Product from the market in the United States.  Upon early termination of the Agreement by either party during the initial term, Egalet will be required in certain circumstances to pay Halo the Quarterly Minimums that Halo otherwise would have earned had the Agreement not been terminated, up to a specified amount.

The Agreement also contains customary representations, warranties and covenants, including with respect to the ownership of any intellectual property created pursuant to the Agreement, as well as provisions relating to ordering, payment and shipping terms, regulatory matters, reporting obligations, indemnity, confidentiality and other matters.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company expects to file as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for which the Company intends to seek confidential treatment for certain terms and provisions.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2017	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

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